Exhibit 10.1

AMENDED AND RESTATED GUARANTY OF COLLECTION

THIS AMENDED AND RESTATED GUARANTY OF COLLECTION (this “Agreement”) is made as of October 6, 2017 by PBF Energy Company LLC, a Delaware limited liability company (the “Parent Guarantor”), to and in favor of PBF Logistics LP, a Delaware limited partnership (“PBF Logistics LP”), and PBF Logistics Finance Corporation, a Delaware corporation (“Finance Corp” and, together with PBF Logistics LP, the “Issuers”) to provide a guarantee of collection, on the terms set forth herein, for the benefit of the holders (the “Holders”) of the Supported Debt (as hereinafter defined) and the Trustee under the Indenture dated May 12, 2015 (collectively, as amended from time to time, the “Senior Notes Indenture”) with respect to the $525 million aggregate principal amount of the Issuers’ 6.875% senior notes due 2023 (together with any senior notes of the Issuers with substantially identical terms that are issued to the Holders in exchange for the notes pursuant to a registration statement under the Securities Act of 1933, as amended, the “Supported Debt”).

RECITALS:

WHEREAS, the Parent Guarantor directly or indirectly owns certain limited and general partnership interests in PBF Logistics LP and the stock of Finance Corp;

WHEREAS, the Issuers issued $350 million aggregate principal amount of their 6.875% senior notes due 2023 on May 12, 2015 pursuant to the Senior Notes Indenture and entered into the Guaranty of Collection agreement dated as of May 12, 2015 (the “Original Guaranty”) in connection therewith;

WHEREAS, the Issuers are issuing an additional $175 million aggregate principal amount of their 6.875% senior notes due 2023 pursuant to a supplemental indenture to the Senior Notes Indenture entered into on the date hereof;

WHEREAS, a portion of the proceeds of the Supported Debt has and will be used by PBF Logistics LP to reduce a portion of the amounts currently outstanding under the Revolving Credit Agreement (as hereinafter defined) and to make valuable distributions to the Parent Guarantor in connection with transactions expected to occur from time to time after the date hereof;

WHEREAS, the Issuers are members of an affiliated group of companies that includes the Parent Guarantor;

WHEREAS, the Parent Guarantor has directly benefited and will continue to directly benefit from the incurrence by the Issuers of the Supported Debt; and

WHEREAS, the Parent Guarantor and the Issuers desire to amend and restate the Original Guaranty and enter into this Agreement and be bound by the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Guarantor hereby agrees as follows:

1.    Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Senior Notes Indenture, except that the following terms shall have the following meanings:

(a)    “Finance Corp Acknowledgement Agreement” means the Amended and Restated Acknowledgement and Indemnification Agreement, dated as of October 6, 2017 (as amended, supplemented, restated or otherwise modified from time to time), by and between PBF Logistics LP and Finance Corp.

(b)    “Holder Remedies” means all rights and remedies at law and in equity (including, without limitation, any arising under the Senior Notes Indenture or the Notes) that the Trustee or the Holders, as applicable, may have against any Issuer Party or any other Person that has provided liens, guarantees or other credit support in respect of the Supported Debt (and, in each case, their respective property), other than Parent Guarantor, to collect, or obtain payment of, the Supported Debt, including, without limitation, foreclosure or similar proceedings (including, without limitation, against each Issuer Party and its property), litigation and collection on all applicable insurance policies and against all applicable property.

(c)    “Issuer Party” means each of PBF Logistics LP, Finance Corp, any of the Guarantors and any other Person that has guaranteed any payment, granted any lien or otherwise provided credit support with respect to the Supported Debt (other than the Parent Guarantor).

(d)    “NAV Certificate” has the meaning set forth in Section 12(a) hereof.

(e)    “Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of May 14, 2014, among PBF Logistics LP, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an L/C Issuer, Citigroup Global Markets Inc., as Syndication Agent, Deutsche Bank Securities Inc., as Documentation Agent, and the other lenders party thereto (as amended by that certain Increase Agreement, dated as of December 5, 2014, among PBF Logistics LP, Wells Fargo Bank, National Association and the lenders party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

2.    Guaranty. Subject to the terms and conditions set forth in this Agreement, the Parent Guarantor hereby irrevocably, unconditionally, absolutely and directly guarantees to the Holders and the Trustee, the full and prompt collection of the principal amount due under the Supported Debt, but not any accrued but unpaid interest thereon or any fees or other amounts of any kind that shall be due to the Holders by the Issuers (the “Guaranteed Obligations”).

3.    Guaranty of Collection and Not of Payment. Notwithstanding any other provision of this Agreement, this Agreement is a guaranty of collection and not of payment, and the Parent Guarantor shall not be obligated to make any payment with respect to the Guaranteed Obligations until each of the following is true:

(a)    the Issuers shall have failed to make a payment when the same shall be due and owing to the Trustee and the Holders in respect of the Guaranteed Obligations;

(b)    the obligations under the Senior Notes Indenture, the Notes and any other documents relating to the Supported Debt shall have been accelerated;

(c)    the Trustee and the Holders shall have exhausted all Holder Remedies available to them; and

(d)    the Trustee and the Holders shall have been unable to collect the full amount of the Guaranteed Obligations.

4.    Other Guarantees.

(a)    The Holders acknowledge that the Parent Guarantor has guaranteed and provided credit support for other indebtedness owed by one or more of the Issuer Parties that constitute recourse liabilities for which Parent Guarantor bears the economic risk of loss within the meaning of Treasury Regulation 1.752-2, and may provide guarantees in the future for additional indebtedness owed by such parties or other Persons (“Other Guarantees”); provided that at the time of entry by the Parent Guarantor of any such Other Guarantee and immediately thereafter on a pro forma basis, the Parent Guarantor would be able to deliver the NAV Certificate.

(b)    Notwithstanding anything to the contrary herein, upon written notice to the Trustee (such notice an “Assignment and Assumption Notice”), the Parent Guarantor shall be permitted to assign all, but not less than all, of its obligations under this Agreement to any affiliate other than PBF Logistics LP or any entity owned by PBF Logistics LP (any such permitted assignee, the “Assuming Parent Guaranty Affiliate”), and the Assuming Parent Guaranty Affiliate shall be permitted to assume all of Parent Guarantor’s obligations under this Agreement, provided that (i) at the time of any such assignment and assumption the Assuming Parent Guaranty Affiliate delivers an NAV Certificate, (ii) the Assuming Parent Guaranty Affiliate delivers an assignment and assumption agreement and (iii) unless otherwise agreed to by the Parent Guarantor in writing, following such assignment and assumption the Parent Guarantor remains the sole partner of PBF Logistics LP bearing the economic risk of loss with respect to the Supported Debt pursuant to Treasury Regulations Section 1.752-2 for federal income tax purposes. The Assignment and Assumption Notice shall set forth the name of the Assuming Parent Guaranty Affiliate and include the NAV Certificate and such other financial information as is reasonably necessary to support the NAV Certificate.

5.    Notice. As a condition to the enforcement of this Agreement, the Parent Guarantor shall have received written notice from the Holders of the satisfaction of the conditions set forth in Section 3 above. Except for the notice required under the preceding sentence, the Parent Guarantor hereby waives notice of acceptance of this Agreement, demand of payment, presentment of this or any instrument, notice of dishonor, protest and notice of protest, or other action taken in reliance hereon and all other demands and notices of any description in connection with this Agreement.

6.    Absolute Obligation. Subject to the provisions of Sections 2, 3, 4 and 5, the obligations of the Parent Guarantor hereunder shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any setoff, counterclaim, deduction, diminution, abatement, suspension, reduction, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Supported Debt. Without limiting the generality of the foregoing, subject to the provisions of Sections 2, 3, 4 and 5, the obligations of the Parent Guarantor hereunder shall not be released, discharged, impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Issuers, any other Issuer Party, the Parent Guarantor, the Trustee, or any Holder has knowledge thereof) which may or might in any manner or to any extent vary the risk of the Parent Guarantor or otherwise operate as a release or discharge of the Parent Guarantor as a matter of law or equity (other than the payment in full of all of the Supported Debt), including, without limitation:

(a)    any amendment, modification, addition, deletion or supplement to or other change to any of the terms of the Guaranteed Obligations or any provisions of the Supported Debt, or any assignment or transfer of any thereof, or any furnishing, acceptance, surrender, substitution, modification or release of any security for, or guaranty of, any of the Guaranteed Obligations or the Supported Debt;

(b)    any failure, omission or delay on the part of the Issuers or any other Issuer Party to comply with any of the terms of the Supported Debt;

(c)    any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Supported Debt or any delay on the part of the Trustee or the Holders to enforce, assert or exercise any right, power or remedy conferred on the Trustee or the Holders in the Supported Debt;

(d)    any extension of the time for payment of the principal of or premium (if any) or interest on any of the Supported Debt, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Supported Debt or the extension or the renewal thereof;

(e)    to the extent permitted by applicable law, any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, arrangement, adjustment, readjustment, composition, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Issuers, any other Issuer Party or the Parent Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding (including, without limitation, any automatic stay incident to any such proceeding);

(f)    any limitation, invalidity, irregularity or unenforceability, in whole or in part, limiting the liability or obligation of the Issuers or any other Issuer Party in respect of the Supported Debt or any security therefor or guarantee thereof or the Trustee’s or the Holders’ recourse to any such security or limiting the Trustee’s or the Holders’ right to a deficiency judgment against the Issuers, any other Issuer Party, the Parent Guarantor or any other Person; and

(g)    any other act, omission, occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge (including the release or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Issuers, any other Issuer Party, the Parent Guarantor or any other Person, whether or not the Issuers, any other Issuer Party, the Parent Guarantor, the Trustee or the Holders have notice or knowledge of the foregoing).

7.    Waiver of Subrogation. To the extent that the Parent Guarantor shall have made any payments under this Agreement, until the Supported Debt has been paid in full, the Parent Guarantor hereby waives (a) any and all rights of subrogation, reimbursement, exoneration, contribution, or indemnification that the Parent Guarantor may now or hereafter have against the Issuer Parties or any other Person (including, without limitation, any co-borrower, co-obligor, guarantor, grantor or pledgor of collateral, general partner or other partner) with respect to any of the Supported Debt, and (b) any and all rights to participate in any claim or remedy of the Trustee or the Holders or any trustee on behalf of any such Person against the Issuer Parties or any other Person (including, without limitation, any co-borrower, co-obligor, guarantor, grantor or pledgor of collateral, general partner or other partner) whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any of the Issuer Parties or any such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent the Issuer Parties from making payments (including, without limitation, Restricted Payments) or other transfers to the Parent Guarantor to the extent permitted under the Senior Notes Indenture.

If any amount is paid to the Parent Guarantor in violation of the foregoing limitation, then such amount shall be held in trust for the benefit of the Trustee and the Holders and paid to the Holders pursuant to the terms of the Indenture to reduce the amount of the applicable Supported Debt, whether matured or unmatured. This provision will inure to the benefit of and will be enforceable by the Trustee, the Holders, each of the Issuer Parties and any other Persons liable on the Supported Debt, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession.

8.    Continuity of Supported Debt; Bankruptcy or Insolvency.

(a)    This Agreement and the guaranty of collection contained herein is a continuing and irrevocable guaranty of collection of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Guaranteed Obligations have been paid in full. Upon payment in full of all of the Guaranteed Obligations, this Agreement shall terminate and be of no further force and effect.

(b)    The Parent Guarantor acknowledges and agrees that the Parent Guarantor’s obligations hereunder shall apply to and continue with respect to any amount paid to the Trustee and the Holders on the Guaranteed Obligations which is subsequently recovered from the Trustee or the Holders for any reason whatsoever (including, without limitation, as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding), notwithstanding the fact that the Guaranteed Obligations may have been previously paid in full or this Agreement terminated, or both.

9.    No Waiver. No delay or omission on the part of the Trustee or any of the Holders in exercising any rights hereunder shall operate as a waiver of such rights or any other rights, and no waiver of any right on any one occasion shall result in a waiver of such right on any future occasion or of any other rights; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.    Subsequent Guaranties. No subsequent guaranty by the Parent Guarantor or any other Person of the Guaranteed Obligations shall be deemed to be in lieu of or to supersede this Agreement and the guaranty of collection contained herein, unless otherwise expressly provided therein.

11.    Covenants of PBF Logistics LP.

(a)    Repayment or Refinancing of Supported Debt. Without the prior written consent of the Parent Guarantor, PBF Logistics LP shall not be entitled to (i) repay or prepay any principal amount of the Supported Debt or (ii) refinance through an exchange offer or otherwise all or any portion of the Supported Debt, unless, in the case of clause (ii) above, PBF Logistics LP (x) simultaneously replaces the Supported Debt with at least an equivalent amount of new indebtedness (such new indebtedness, the “Refinancing Supported Debt”) with substantially similar covenants providing for no earlier amortization of principal than the amortization contemplated by the applicable maturity date of the Supported Debt (any such date, a “Maturity Date”) and (y) permits the Parent Guarantor, at its sole discretion, to provide a guarantee of collection of the Refinancing Supported Debt, on the same terms and subject to the conditions set forth herein.

(b)    Extinguishment of Supported Debt. PBF Logistics LP shall use commercially reasonable efforts to extinguish any applicable outstanding Supported Debt on the Maturity Date. PBF Logistics LP shall release the Parent Guarantor from any liability or obligation under this Agreement related to the Supported Debt on the applicable Maturity Date for such Supported Debt and shall enter into and execute such documents and instruments as the Parent Guarantor may reasonably request in order to evidence such release.

(c)    Finance Corp. Prior to the Maturity Date of the Supported Debt, Finance Corp shall continue to have no material assets or any liabilities, other than as a named co-issuer of debt securities of PBF Logistics LP and, in accordance with the provisions of the Finance Corp Acknowledgement Agreement, shall not have any liability with respect to the Supported Debt.

12.    Covenants of Parent Guarantor.

(a)    Net Worth. The Parent Guarantor hereby represents to PBF Logistics LP that it will maintain net assets (excluding any interest in PBF Logistics LP held directly or indirectly by the Parent Guarantor) with a fair market value equal to or greater than the sum of (i) the aggregate principal amount of the Supported Debt and (ii) the aggregate principal amounts guaranteed under the Other Guarantees (without duplication of any reduction in the determination of net assets on account of such guarantees). In the event the Parent Guarantor disposes of, transfers or conveys any of its material assets (except with respect to distributions permitted in
Section 12(b) below) (the “Disposed Assets”) and such disposal, transfer, or conveyance causes the Parent Guarantor to be unable to make the representation in the previous sentence on a pro forma basis, the Parent Guarantor shall promptly replace the Disposed Assets with assets having a net fair market value (after taking into account any indebtedness to be assumed by the Parent Guarantor in connection with any such transaction) sufficient to enable the Parent Guarantor to be able to make the representation in the previous sentence on a pro forma basis. Parent Guarantor shall provide a certificate (the “NAV Certificate”) to PBF Logistics LP and the Trustee on an annual basis (beginning on the first anniversary of this Agreement and until the Guaranteed Obligations or the Supported Debt, as the case may be, have been paid in full) providing that it is in full compliance with this Section 12(a).

(b)    Distributions. The Parent Guarantor shall be entitled to make distributions of available cash with respect to its equity interests provided the Parent Guarantor shall not make a distribution of cash or property to the extent such distribution would constitute a Fraudulent Conveyance (as defined in Section 14) in light of the Parent Guarantor’s obligations under this Guarantee or Other Guarantees or otherwise impair the Parent Guarantor’s ability to satisfy its obligations under this Guarantee or Other Guarantees.

13.    Covenants of PBF Logistics LP and the Parent Guarantor to Maintain Tax Treatment. For so long as this Agreement is in effect, PBF Logistics LP and the Parent Guarantor hereby agree that:

(a)    It is the intent of the parties to treat the Parent Guarantor as the sole partner bearing the economic risk of loss with respect to the Supported Debt pursuant to Treasury Regulation § 1.752-2 and, for federal income tax purposes, PBF Logistics LP as the sole borrower. Neither PBF Logistics LP nor any partner of PBF Logistics LP shall take a position inconsistent with such treatment unless otherwise required by a change in applicable law after the date hereof.

(b)    It is the intent of the parties, that any distribution to the Parent Guarantor by PBF Logistics LP of any portion of the proceeds of the Supported Debt be treated as a distribution under Section 731 of the Internal Revenue Code of 1986, as amended (the “Code”), and neither PBF Logistics LP nor any partner of PBF Logistics LP shall take a position inconsistent with such treatment unless otherwise required by a change in applicable law after the date hereof.

(c)    Neither PBF Logistics LP nor the Parent Guarantor shall (i) modify this Agreement so as to eliminate or limit the ultimate recourse liability (for purposes of Section 752 of the Code) of the Parent Guarantor with respect to the Supported Debt, or (ii) except as required by the Senior Notes Indenture, cause or permit any other corporation, partnership, person or entity to assume, guarantee, indemnify against or otherwise incur any liability with respect to any Supported Debt.

(d)    In the event a subsidiary of PBF Logistics LP that is regarded as separate and apart from PBF Logistics LP for U.S. federal income tax purposes becomes a Subsidiary Parent Guarantor (as such term is defined in the Senior Notes Indenture) of the Supported Debt or otherwise guarantees the Supported Debt, the Parent Guarantor agrees to indemnify such subsidiary for any amounts that the subsidiary is required to pay pursuant to its guarantee of the Supported Debt.

(e)    In the event a partner of PBF Logistics LP guarantees or otherwise incurs any liability with respect to the Supported Debt, the Parent Guarantor agrees to indemnify such partner for any amounts that the partner is required to pay pursuant to its guarantee or liability with respect to the Supported Debt.

14.    Fraudulent Conveyance. Notwithstanding any provision of this Agreement to the contrary, it is intended that neither this Agreement nor the guaranty of collection provided for herein constitute a Fraudulent Conveyance (as defined below). Consequently, the Parent Guarantor agrees that if this Guarantee would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement (and the guaranty of collection provided for herein) shall be valid and enforceable only to the maximum extent that would not cause this Agreement (and the guaranty of collection provided for herein) to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes of this Section 14, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

15.    Representations and Warranties. The Parent Guarantor represents and warrants that

(a)    it (i) is duly formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its formation and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement;

(b)    the execution, delivery and performance by the Parent Guarantor of this Agreement (i) have been duly authorized by all necessary organizational action, and (ii) do not and will not (A) contravene the terms of its organizational documents; (B) conflict in any material respect with or result in any material breach or contravention of (1) any material contractual Obligation to which it is a party or affecting it or its properties or (2) any order, injunction, writ or decree of any governmental authority or any arbitral award to which it or its property is subject; or (D) violate any material law applicable to it or its property in any material respect;

(c)    no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Parent Guarantor of this Agreement or (ii) the exercise by the Trustee (on behalf of the Holders) of their rights hereunder except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(d)    this Agreement when delivered hereunder, will have been, duly executed and delivered by the Parent Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy or insolvency laws and other laws affecting creditors’ rights generally, concepts of reasonableness and general equitable principles; and

(e)    by virtue of the Parent Guarantor’s relationship with the Issuers, the execution, delivery and performance of this Agreement is for the direct benefit of the Parent Guarantor and the Parent Guarantor has received adequate consideration for this Agreement.

16.    Expenses; Indemnity.

(a)    The Parent Guarantor hereby agrees to pay all reasonable and documented fees and out-of-pocket costs and expenses of the Trustee and the Holders in connection with the enforcement of this Agreement.

(b)    THE PARENT GUARANTOR SHALL INDEMNIFY THE TRUSTEE, EACH HOLDER AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (WHICH MAY INCLUDE THE REASONABLE AND DOCUMENTED COST OF EXTERNAL COUNSEL (SUBJECT TO THE LIMITATIONS SET FORTH BELOW)) INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE PARENT GUARANTOR) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, THE PERFORMANCE BY THE PARENT GUARANTOR OF ITS OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR, IN THE CASE OF THE TRUSTEE AND ITS RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT, OR (II) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PARENT GUARANTOR, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE GROSS NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY, AS TO ANY

INDEMNITEE, SHALL NOT BE AVAILABLE UNDER THIS SECTION 16(B) TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES CONSTITUTE GUARANTEED OBLIGATIONS (WHICH GUARANTEED OBLIGATIONS SHALL BE GOVERNED BY THE OTHER PROVISIONS OF THIS AGREEMENT); PROVIDED FURTHER THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR ITS RELATED PARTIES OR (Y) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM A DISPUTE AMONG OR BETWEEN INDEMNITEES AND NOT INVOLVING (I) ANY ACT OR OMISSION OF THE PARENT GUARANTOR OR (II) SUCH INDEMNITEE’S CAPACITY OR ROLE AS THE TRUSTEE, AS APPLICABLE.

(c)    All amounts due under this Section 16 shall be payable not later than ten Business Days after written demand therefor accompanied by reasonably detailed supporting documentation. The agreements in this Section 16 shall survive the repayment, satisfaction or discharge of the Supported Debt and all other amounts payable under the Senior Notes Indenture and the Notes and the resignation or removal of the Trustee under the Indenture. No Indemnitee shall be liable to any Issuer Party, their Affiliates or any other Person, and the Issuer Parties and their Affiliates will not be liable to any Indemnitee, its Affiliates or any other Person, for any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby; provided that, nothing contained in this Section 16(c) shall limit the Issuers’ indemnification obligations with respect to indirect, consequential or punitive damage claims, to the extent of the indemnification provided in Section 16(c) (but only to the extent asserted against any Indemnitee by a third party (other than another Indemnitee)). No Indemnitee referred to in Section 16(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

17.    Miscellaneous.

(a)    This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    The Parent Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Trustee, the Holders or any Related Party of the foregoing in any way relating to this Agreement in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Trustee or the Holders otherwise have to bring any action or proceeding relating to this Agreement against the Parent Guarantor or any of its properties in the courts of any jurisdiction.

(c)    This Agreement shall inure to the benefit of and be binding upon the Parent Guarantor and its successors and assigns and the Trustee and the Holders and their respective successors and assigns.

(d)    This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties related thereto.

(e)    Each reference herein to the Parent Guarantor shall be deemed to include the successors and assigns of the Parent Guarantor, all of whom shall be bound by the provisions of this Agreement.

(f)    This Agreement is for the benefit only of the Trustee and the Holders, shall be enforceable by them alone, is not intended to confer upon any third party any rights or remedies hereunder, and shall not be construed as for the benefit of any third party.

(g)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

18.    Miscellaneous.

(a)    This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Parent Guarantor and the Issuers and notice thereof shall be promptly delivered to the Trustee.

(b)    Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile to the address set forth below or such other address provided from time to time by such party.

If to the Parent Guarantor:

PBF Energy Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: John Luke
Telecopy No: (973) 455-7500
Email: john.luke@pbfenergy.com with a copy, which shall not constitute notice, to:

PBF Energy Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: General Counsel
Telecopy No: (973) 455-7500

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attn: Corporates Team Deal Manager – PBF –

Indenture dated May 12, 2015

Fax: 732-578-4635

with a copy to:

Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company Trust & Agency Services 100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311 Attn: Corporates Team Deal Manager – PBF – Indenture dated May 12, 2015 Fax: 732-578-4635

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(c)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)    This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(e)    In the performance of its obligations hereunder, the Trustee shall have all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

(f)    For the avoidance of doubt, the Guarantor hereby confirms that the Original Guaranty (i) remains in full force and effect notwithstanding this Agreement, (ii) for purposes of the supplemental indenture, is extended to guaranty the additional $150 million aggregate principal amount of Supported Debt and (iii) shall constitute the legal, valid, binding and enforceable obligations of the Parent Guarantor.

[Signatures begin on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PBF ENERGY COMPANY LLC, as Parent

By:	/s/ John Luke
Name:	John Luke
Title:	Treasurer

PBF LOGISTICS LP

By:	PBF Logistics GP LLC, its general partner

By:	/s/ John Luke
Name:	John Luke
Title:	Treasurer

PBF LOGISTICS FINANCE CORPORATION

By:	/s/ John Luke
Name:	John Luke
Title:	Treasurer

[Signature Page to Guaranty of Collection]

ACKNOWLEDGED:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

By:	/s/ Jeffrey Schoenfield
Name:	Jeffrey Schoenfield
Title:	Vice President

[Signature Page to Guaranty of Collection]